SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2009

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 Schumacher Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

AtriCure, Inc. (the “Company”) has obtained a copy of a qui tam complaint against the Company that was unsealed on July 10, 2009. The qui tam complaint, pending in the U.S. District Court for the Southern District of Texas, was originally filed by a relator in August 2007. The complaint alleges a cause of action under the federal False Claims Act relating to AtriCure’s alleged marketing practices in connection with its surgical cardiac ablation devices. The Company believes that this complaint is related to the investigation by the Department of Justice previously announced by the Company in its Form 8-K dated October 31, 2008. The Company is currently in the process of evaluating the complaint.

The Company has also become aware that the relator filed similar complaints against at least four other medical device companies that manufacture and sell cardiac ablation devices and that the relator is a former employee of one of the other medical device company defendants. The complaints against the other companies include substantively similar allegations to those made against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRICURE, INC.

Date: July 15, 2009	By:	/s/ Julie A. Piton
Julie A. Piton
Vice President, Finance and Administration and Chief Financial Officer